STATE OF NEW HAMPSHIRE

Filing fee: $35.00	Form No. 26
Use black print or type.	RSA 293-A:11.05
Leave 1" margins both sides
RECEIVED
Jul 12 2005
NEW HAMPSHIRE SECRETARY OF STATE

ARTICLES OF MERGER OF DOMESTIC AND FORIGN CORPRATIONS

                          GREEN MOUNTAIN CAPITAL, INC. (Nevada)
(surviving corporation)

PURSUANT TO THE PROVISIONS OF THE NEW HAMPSHIRE BUSINESS CORPORATION ACT, THE UNDERSIGNED DOMESTIC AND FOREIGN CORPORATIONS ADOPT THE FOLLOWING ARTICLES OF MERGER FOR THE PURPOSE OF MERGING THEM INTO ONE OF SUCH CORPORATIONS:

FIRST: The plan of merger was approved by each of the undersigned corporations in the manner prescribed by the New Hampshire Business Corporation Act. THE PLAN OF MERGER IS ATTACHED. (Note 1)

Name of Domestic Corporation     GREEN MOUNTAIN CAPITAL, INC.
(Check one)	A.		Shareholder approval was not required.
	B.	X	Shareholder approval was required (Note2)

Designation		Total no.
(class or		of votes	Total no. of		OR	Total no. of
series)of	No. of shares	entitled	votes cast			undisputed
voting group	outstanding	to be cast	FOR	AGAINST		votes FOR

Common Stock	1,198,754,942	1,198,754,942	68	-0-		2,200,000,068 *

Series A Pref.	2,500,000	2,500,000	2,500,000	-0-		2,500,000

Series B Pref.	1,000,000	1,000,000	1,000,000	-0-		1,000,000

Series C Pref.	3,000,000	3,000,000	3,000,000	-0-		3,000,000

* Each share of the Series A Pref. entitled to 200 votes of the common stock
* Each share of the Series B Pref. entitled to 200 votes of the common stock
* Each share of the Series C Pref. entitled to 500 votes of the common stock

SECOND: The number of votes cast for the plan by each voting group was sufficient for approval by each voting group.

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Name of Foreign Corporation    GREEN MOUNTAIN CAPITAL, INC.                                                         ..

State of Incorporation   Nevada

THIRD: The laws of the state under which the foreign corporation was organized permit such a merger and the foreign corporation has complied with the laws of that state in effecting the merger.

ARTICLES OF MERGER	FORM No.26
INTO GREEN MOUNTAIN CAPITAL, INC. (Nevada)	(Cont.)

FOURTH: The aggregate number of shares, which the surviving corporation has authority to issue as a result of the merger is   (Note 3)  _______________________________________________________________

Dated	July 11	, 2005

		GREEN MOUNTAIN CAPITAL, INC.	(NOTE 4)

		By_/s / Sydney A. Harland________________	(NOTE 5)
Signature of its President and CEO
Sydney A. Harland
Print or type name

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GREEN MOUNTAIN CAPITAL, INC.	(NOTE 4)

By_/s / Sydney A. Harland________________	(NOTE 5)
Signature of its President and CEO
Sydney A. Harland
Print or type name

Notes:	1.	The Plan of Merger must be submitted with this form.

	2.	All sections under "B." must be completed. If any voting group is entitled to vote separately, give respective information for each voting group. (See RSA 293-A:1.40 for definition of voting group.)

	3.	Complete this section if surviving corporation is a domestic corporation.

	4.	Exact corporate names of respective corporation executing the Articles.

	5.	Signature and title of person signing for the corporation. Must be signed by Chairman of the Board of Directors, President or other officer; or see RSA 293-A:1.20 (f) for alternative signatures.

Mail fee and DATED AND SIGNED ORIGINAL (INCLUDING PLAN OF MERGER) to : Corporation Division, Department of State , 107 North Main Street, Concord NH 03301-4989.